Exhibit 23.2


Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Illustra Information Technologies, Inc. 1992 Equity Incentive Plan and Other Options of our report dated February 6, 1995, with respect to the consolidated financial statements and schedule of Informix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


San Jose, California
February 29, 1996